Exhibit 10.1

CONSENT AND AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 5th day of March, 2007, by and between CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of September 25, 2003 (as amended to date, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

B. Borrower intends to sell (a) its Silicon Valley Technology Center business to certain private equity firms in exchange for approximately $53 million in cash; and (b) all of the stock of its Subsidiary, SMaL Camera Technologies, Inc., to Sensata Technologies, Inc. in exchange for cash (both of such sales being collectively referred to herein as the “Disposition Transactions”).

C. Borrower intends to (a) issue and sell up to $600,000,000 principal amount of convertible senior notes due September 15, 2009 (the “Notes”) to be issued under an Indenture (the “Indenture”) between Borrower and U.S. Bank National Association, as trustee; (b) in connection with the issuance of the Notes, enter into one or more convertible note hedges pursuant to one or more Confirmations of Convertible Senior Note Hedge Transaction (the “Hedge Confirmation”); (c) contemporaneously with the execution of the Hedge Confirmation, enter into one or more warrant agreements pursuant to one or more Confirmations of Issuer Warrant Transaction (the “Warrant Confirmation”); and (d) enter into one or more accelerated share repurchase transactions in which Borrower will use funds in an amount not exceeding the proceeds of the issuance of the Notes to finance the repurchase of shares of its common stock (the “Share Repurchase”) pursuant to one or more Confirmations of Accelerated Share Repurchase Transaction (the “ASR Confirmation”) (the Notes, the Indenture, the Hedge Confirmation, the Warrant Confirmation, and the ASR Confirmation, collectively, the “Transaction Documents”) (the actions described in items (a) through (d) being collectively referred to herein as the “Convertible Note Transactions” and together with the Disposition Transactions, the “Transactions”).

D. Borrower desires that Bank consent to the Transactions and amend the Loan Agreement as necessary in connection therewith.

E. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so consent and to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	Consents.

1.1 Disposition of Assets. To the extent not otherwise permitted by Section 7.1(c) (Dispositions) of the Loan Agreement, Bank hereby consents to the Disposition Transactions.

1.2 Convertible Note Transactions. To the extent not otherwise permitted by the terms of the Loan Agreement, Bank hereby (a) consents to the Convertible Note Transactions, and (b) agrees that the Convertible Notes and the obligations of Borrower under the Hedge Confirmation and ASR Confirmation constitute Permitted Indebtedness, and the Share Repurchase constitutes a Permitted Distribution.

2.	Amendments to Loan Agreement.

2.1 Section 13 (Definitions). Section 13 of the Loan Agreement is amended in the following manner:

(a) A new definition is added as follows:

“Convertible Note Transactions” means Borrowers undertaking to (a) issue and sell up to $600,000,000 principal amount of convertible senior notes due September 15, 2009 (the “Convertible Notes”) to be issued under an Indenture (the “Indenture”) between Borrower and U.S. Bank National Association, as trustee; (b) in connection with the issuance of the Notes, enter into one or more convertible note hedges pursuant to one or more Confirmations of Convertible Senior Note Hedge Transaction (the “Hedge Confirmation”); (c) contemporaneously with the execution of the Hedge Confirmation, enter into one or more warrant agreements pursuant to one or more Confirmations of Issuer Warrant Transaction (the “Warrant Confirmation”); and (d) enter into one or more accelerated share repurchase transactions in which Borrower will use funds in an amount not exceeding the proceeds of the issuance of the Notes to finance the repurchase of shares of its common stock (the “Share Repurchase”) pursuant to one or more Confirmations of Accelerated Share Repurchase Transaction (the “ASR Confirmation”).

(b) The definitions for the following terms are amended and restated in their entirety as follows:

“Current Liabilities” are the aggregate amount of Total Liabilities which mature within one (1) year, excluding the obligations of Borrower under the Convertible Notes maturing within such period.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and the current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt, and excluding shares repurchased pursuant to the Convertible Note Transactions.

3. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. LIMITATION. The consents, amendments and modifications set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank and each Guarantor shall have duly executed and delivered a Reaffirmation in the form attached hereto.

5.2 Payment of Amendment Fee. Borrower shall have paid to Bank an amendment fee in the amount of $5,000.

5.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment, the Loan Documents and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment or the Loan Documents; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	CYPRESS SEMICONDUCTOR CORPORATION a Delaware corporation

	By:	/s/ Neil Weiss
	Printed Name:	Neil Weiss
	Title:	Senior Vice President, Treasurer

BANK:	SILICON VALLEY BANK

	By:	/s/ Tom Smith
	Printed Name:	Tom Smith
	Title:	Senior Relationship Manager